 CUSIP No. 465679108                  13-G                   Page 7  of  8 Pages


                            EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 5, 1999
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               MORGAN  STANLEY  DEAN  WITTER  & CO.  and  MORGAN  STANLEY  & CO.

               INTERNATIONAL  LIMITED hereby agree that, unless  differentiated,

               this Schedule 13G is filed on behalf of each of the parties.


            MORGAN STANLEY DEAN WITTER & CO.

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co. Incorporated

            MORGAN STANLEY & CO. INTERNATIONAL LIMITED

            BY: /s/ Bruce Bromberg
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            Bruce Bromberg / Vice President Morgan Stanley & Co. Incorporated

* Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).